EXHIBIT 3.1

                        AMENDED ARTICLES OF INCORPORATION
                                       of
                            UNITED CASINO CORPORATION

Pursuant to the provisions of the Nevada Revised Statutes, the undersigned Corporation adopts these articles of amendment to its Articles of Incorporation:

AMENDMENT  1

FIRS: ARTICLES I of the Articles of Incorporation as now filed is stricken in its entirety and the following Articles I substituted therefore as if it had been a part of the original Articles of Incorporation;

                                    ARTICLE I

The  complete  name  of  the  Corporation  is  United  Trading.com.

SECOND: This amendment to the Articles of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Section 78.385 and 78.390 of the Nevada Revised Statues. The number of shares outstanding at the time of adoption of this amendment was 12,999,368. An excess of 51% did vote in favor of this amendment. The number voting against was zero.

THIRD: ARTICLE V of the Articles of Incorporation as now filed is stricken in its entirety, and the following Article V substituted therefore as if it had been a part of the original Articles of Incorporation.

                                    ARTICLE V

The members of the governing board of this corporation shall be styled directors and the number thereof shall be not less than one (1) nor more than nine (9). The directors(s)need not be shareholders of this corporation, nor residents of the State of Nevada. The number of directors may from time to time be increased or decreased in such manner as provided for by the by-laws of the corporation. Each director shall hold office for one (1) year or until his successor is duly elected and qualified.

FOURTH: This amendment to the Articles of Incorporation, of the Corporation, has been duly adopted in accordance with the provisions of Section 78.385 and 78.390 of the Nevada Revised Statues. The number of shares outstanding at the time of adoption of this amendment was 12,999,368. An excess of 51% did vote in favor of this amendment. The number voting against was zero.

FIFTH: the date of adoption of these amendment by the shareholders of this corporation is July 17,2000.

This amendment to become effective upon the date of filing of this amendment in the office of the Secretary of State.

INWITNESS WHEREOF the undersigned, the President and Secretary of the Corporation, have executed this Amendment to the Articles of Incorporation this 17th day of July, 2000.



_______________________________               _______________________________
Norman  Wright,  President                    Ian  Anderson,  Secretary

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SECRETARY'S  AFFIDAVIT  OF  MAILING  OF  CALLED  MEETING  NOTICE

State  of  California     )
                )  ss:
County  of  Orange     )

Ian Anderson, being duly sworn, on oath deposes and says that he is the secretary of United Casino Corporation, a corporation organized and existing under the laws of the State of Nevada, ;having principal offices in the State of California, and that beginning on _____________, 2000, he caused notice of a called meeting of the stockholders of the Corporation, a copy of which is hereto attached and is hereby made a part of this affidavit, to be deposited in the United States Post Office at the City of Salt Lake City, Utah, in a sealed envelope, postage paid, duly addressed to each stockholder of record of the Corporation at his last-known post office address as the same appeared on the books of the Corporation.



_____________,  2000                              ___________________________
                                        Ian  Anderson,  Secretary



State  of  California     )
                )  ss:
County  of  Orange     )


On this ______ day of _________, 2000before me , a Notary Public in and for said Country and State, personally appeared Norman Wright and Ian Anderson, both known to me to be the persons whose names are subscribed to the foregoing instrument who duly acknowledged to me that they executed the same for the purpose therein mentioned.

IN WITNESS WHREOF, I have hereunto set my hand and official seal in said County and State this _____day of ______, 2000.

                              My  commission  expires:________________



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